Dror Ortho-Design, Inc. S-1

Exhibit 23.1

Jerusalem, 9 February 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, of our report dated July 2, 2023 except for Notes 1, 2 and 9 as to which the date is August 9, 2022, relating to the financial statements of Dror-Ortho Design Ltd. for the years ended December 31, 2022 and 2021, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

Barzily & Co.

Certified Public Accountants

A Member of MSI Worldwide